Exhibit 99.1
PRESS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACTS:	R. Jordan Gates	Bradley S. Powell
		President and Chief Operating Officer	Senior Vice President and Chief Financial Officer
		(206) 674-3427	(206) 674-3412
FOR IMMEDIATE RELEASE
_____________________________________________________________________________________________

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.28

SEATTLE, WASHINGTON - November 6, 2012, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.28 per share, payable on December 17, 2012 to shareholders of record as of December 3, 2012.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 189 full-service offices and 64 satellite locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.